Exhibit 23(c)

[MILLER AND LENTS, LTD. LETTERHEAD]

CONSENT OF OIL AND GAS CONSULTANT

As oil and gas consultants, Miller and Lents, Ltd. hereby consents to the use of its name and independent report dated October 23, 2002 in this Form 10-K, incorporated by reference into Peoples Energy Corporation's previously filed Registration Statement File Nos. 2-82760, 33-6369, 333-17701, 333-84594, 333-70702, and 333-62070.

MILLER AND LENTS, LTD.

By /s/ Christopher A. Butta
Christopher A. Butta
Senior Vice President

Houston, Texas

December 12, 2002